Exhibit 10.70

Execution Version

AMENDMENT NO. 3 TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CALCASIEU PASS FUNDING, LLC

This AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of Calcasieu Pass Funding, LLC, a Delaware limited liability company (the “Company”), is entered into as of July 30, 2022 by and among the Company, Venture Global Calcasieu Pass Holding, LLC, a Delaware limited liability company (“Sponsor”), and Stonepeak Bayou Holdings II LP, a Delaware limited partnership (“Investor”). All capitalized terms used but not defined herein shall have the meanings specified in the LLCA (as defined below).

RECITALS

WHEREAS, the Company, Sponsor and Investor entered into that certain Limited Liability Company Agreement of the Company dated as of August 19, 2019, as amended on February 8, 202 I, and as further amended on October 27, 2021 (the “LLCA”); and

WHEREAS, pursuant to Section 11.04 of the LLCA, Sponsor and Investor have agreed to amend the LLCA pursuant to this Amendment, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Amendments.

(a) Section 1.01 (Definitions) is hereby amended by adding the following in alphabetical order:

““Monthly Distribution Date” means, solely with respect to Net LNG Sales Proceeds, the distribution date established by the Managing Member as promptly as practicable following the last day of each calendar month (which shall, in any case, occur no later than thirty (30) days following the last day of such calendar month).”

(b) Section 6.02(a) of the LLCA is hereby amended and restated in its entirety to read as follows:

“(a) For each full month ending on or prior to the Commercial Operation Date, distributions on Common Units shall be paid from Net LNG Sales Proceeds on each Monthly Distribution Date following such declaration by the Managing Member to the Members holding Common Units as they appear on Schedule A at the close of business on the relevant record date for such distribution.”

2.  Miscellaneous Provisions. Sections 8.01 (Governing Law), 11.01 (Notices), 11.04 (Amendments), 11.09 (Severability) and 11.13 (Counterparts) of the LLCA are hereby incorporated by reference in this Amendment, mutatis mutandis.

3.  Full Force and Effect. Each of Parties confirms that this Amendment is intended to be a part of, and will serve as a valid, written amendment to, the LLCA, and each reference in the LLCA to “this Agreement” shall be construed to mean the LLCA as amended by this Amendment. Except as otherwise set forth in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLCA, which are hereby ratified and affirmed in all respects and shall continue in full force and effect, and this Amendment will not operate as an extension or waiver by the parties to the LLCA of any other condition, covenant, obligation, right, power or privilege under the LLCA.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

VENTURE GLOBAL CALCASIEU PASS HOLDING, LLC
By:	/s/ Keith Larson
Name:	Keith Larson
Title:	Secretary
STONEPEAK BAYOU HOLDINGS II LP

By:	Stonepeak Associates III LLC, its general partner

By:	Stonepeak GP Holdings III LP, its sole member

By:	Stonepeak GP Investors III LLC, its general partner

By:	Stonepeak GP Investors Manager LLC, its managing member
By:	/s/ James Wyper
Name:	James Wyper
Title:	Senior Managing Director
CALCASIEU PASS FUNDING, LLC
By:	/s/ Keith Larson
Name:	Keith Larson
Title:	Secretary

[Signature to Amendment No. 3 to Funding LLCA]